Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Eric Israel, Holli Simcoe, and Amy Henderson, or any of them acting singly, and with full power of substitution and re-substitution, the undersigned’s true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to:

(1)	Prepare, execute, and file for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Keypath Education International, Inc., a Delaware corporation (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission and any stock exchange or similar authority;

(3)	Obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact; and

(4)	Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the Attorney-in-Fact may approve in the Attorney-in-Fact’s discretion.

The undersigned hereby grants the Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the Attorney-in-Fact, or the Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the Attorney-in-Fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of May, 2024.

/s/ Inna Nisenbaum
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Inna Nisenbaum
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